Exhibit 23.1

KPMG AG Audit Räffelstrasse 28 CH-8036 Zurich	P.O. Box CH-8036 Zurich	Telephone +41 58 249 31 31 Fax +41 58 249 44 06 www.kpmg.ch
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Molecular Partners AG
We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.
/s/ KPMG AG

Zurich, Switzerland
June 9, 2021